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                                                                EXHIBIT 10.34

                               PURCHASE AGREEMENT



This Purchase Agreement ("Agreement"), made as of March 7, 1996 and effective as set forth herein, by (i) the undersigned purchaser ("Purchaser"), on the one hand, and (ii) SA Telecommunications, Inc., a Delaware corporation ("Seller"), on the other hand, will confirm the complete understanding and agreement among the parties with respect to the following.

1.   PURCHASE, SALE AND DELIVERY OF SHARES.

     (a) Upon the terms and conditions herein set forth, and on the basis of the respective representations herein contained, Purchaser agrees to purchase from the Seller, and the Seller agrees to issue and sell to Purchaser, 9% convertible subordinated debentures ("Debentures") of Seller in the form of, and containing the terms set forth in the debenture set forth in Exhibit "A" attached hereto and made a part hereof. The amount of the Debentures to be so issued and sold by the Seller, purchased by Purchaser, the purchase price to be paid by Purchaser ("Purchase Price") and the conversion price for the shares of common stock ("Shares") into which the Debentures are convertible (Debentures and Shares sometimes hereinafter collectively referred to as "Securities") are set forth in Schedule 1 annexed hereto and Exhibit "A" hereto (the "Schedule").

     (b) As more fully provided in Paragraph 4 hereof, a certificate evidencing the Debentures shall be delivered by the Seller to the Escrow Agent hereafter named, for the account of Purchaser, against remittance to the account of the Seller, of immediately available funds in U.S. Dollars in an amount equal to the aggregate Purchase Price for the Debentures. Provided such delivery and payment shall have been timely and properly made, title to the Debentures shall vest in Purchaser, at 10:00 a.m., New York City time, on the Closing Date specified in the Schedule.

2. REPRESENTATIONS AND COVENANTS OF PURCHASER. Purchaser hereby represents, warrants and covenants to the Seller as follows:

     (a) Purchaser has been advised, acknowledges and agrees: (i) that neither the Debentures nor the Shares have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), the securities laws of any state of the United States or the securities laws of any other country;
(ii) that in selling the Debentures to Purchaser pursuant hereto, the Seller is relying upon the "safe harbor" provided by Regulation S promulgated under the Securities Act by the U.S. Securities and Exchange Commission ("Commission") for offers and sales of securities occurring outside the United States ("Regulation S"); (iii) that it is a condition to the availability of such safe harbor that the Debentures not be offered or sold in the United States to or for the account of a U.S. Person until the expiration of a period of 40 days following the Closing Date (the "Restricted Period"); (iv) that the Debentures may be offered and sold during the Restricted Period only (1) in accordance with the provisions of Regulation S, (2) pursuant to registration of the Debentures under the Securities Act, or (3) pursuant to an available exemption from the registration requirements of the Securities Act; and (v) that following the Restricted Period, neither the Debentures nor the Shares may be offered or sold in the United States or to a U.S. Person unless the Debentures or the Shares are registered under the Securities Act and any applicable state securities laws or an exemption from the registration requirements of the Securities Act and such state securities laws is available. As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. Person" means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any


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executor, administrator or trustee is a U.S. Person; (iv) any agency or branch of a foreign entity located in the United States; (v) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary that is a U.S. Person UNLESS the account holder is a professional fiduciary and the account beneficiary is not a U.S. Person; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act unless organized and owned entirely by organizations or entities that come within any of the categories described in clauses (1), (2) or (3) of Rule 501(a) under the Securities Act;

     (b) Purchaser agrees that, until the expiration of the Restricted Period, it will not solicit offers to buy, offer for sale or sell any of the Debentures or Shares, or any beneficial interest therein: (i) in the United States; or (ii) to or for the account of a U.S. Person;

     (c) Purchaser understands that the proceeds will be used for the payment of certain indebtedness of Seller and/or for working capital purposes;

     (d) Purchaser: (i) is domiciled and has its principal place of business outside the United States; and (ii) is not a U.S. Person;

     (e) at the time the Debentures were offered to Purchaser by Seller, the Purchaser and the person acting on Purchaser's behalf to whom the Seller communicated such offer was located outside the United States when such offer was communicated;

     (f) at the time of the communication to Seller of Purchaser's order to purchase the Debentures, and at the time of Purchaser's execution of this Agreement, the Purchaser and the persons acting on Purchaser's behalf in connection therewith were located outside the United States at such times;

     (g) the purchase and sale of securities, whether as principal or as agent, is a regular part of the ordinary business of Purchaser;

     (h) Purchaser is purchasing the Debentures and will acquire the Shares either: (i) for its own account; or (ii) for the account and benefit of clients of whom none is a U.S. Person and for whom the Purchaser has, and for the entire Restricted Period will continue to have, full investment discretion with respect to the purchase, holding and disposition of the Shares;

     (i) Purchaser has made its own investigation of Seller and its business prospects and of the risks associated with an investment in Seller's Securities, has had an opportunity to ask questions of the Seller's officers regarding the same, and has received, read and understands the information contained in the various documents and reports delivered by Seller to Purchaser, which documents and reports include, without limitation, the Seller's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, the Quarterly Report on Form 10-QSB, as amended, for the quarterly periods ended March 31, 1995, June 30, 1995, and September 30, 1995, the Definitive Proxy Statement dated July 5, 1995, all current reports, as amended, filed under the Securities and Exchange Act of 1934, as amended, from December 31, 1994 through the date hereof and that certain Prospectus dated January 3, 1996 which prospectus is included in Seller's currently effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and acknowledges that no representation or warranty with respect to Seller's business prospects has been made in this Agreement by or on behalf of Seller;

                                      (2)


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     (j)  Purchaser has full power and lawful authority to execute and deliver this Agreement and to purchase the Debentures in accordance with the terms hereof and this Agreement constitutes the legally valid and binding agreement of Purchaser; and

     (k) the execution and delivery of this Agreement and the consummation of the sale of the Debentures and the transactions contemplated hereby do not and will not conflict with or result in the breach by Purchaser of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Purchaser is a party or by which Purchaser or any of the Purchaser's properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over any of Purchaser's properties or assets.

3. REPRESENTATIONS OF SELLER. Seller represents and warrants to Purchaser that:

     (a) Seller is an issuer (other than an investment company registered or required to register under the U.S. Investment Company Act of 1940, as amended) that (i) has a class of securities registered pursuant to Section 12(b) or 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or is required to file reports pursuant to Section 15(d); and (ii) has filed all material required to be filed by it pursuant to Paragraph 13(a) or 15(d) of the Exchange Act for at least the twelve (12) months immediately preceding the date hereof;

     (b) The Seller presently has, and as of the Closing Date will have, full legal right, power and capacity and all necessary consents, approvals and authorizations as may be required to execute and deliver this Agreement and to issue and sell the Debentures to Purchaser pursuant hereto and thereto and in the manner contemplated hereby and thereby;

     (c) When delivered pursuant hereto, the Debentures will be duly and validly authorized and issued, free and clear of any and all liens, charges, restrictions (except as may be imposed by U.S. federal and state securities laws), claims and encumbrances and will not subject the holders thereof to any liability by reason of holding such securities;

     (d) Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

     (e) When executed and delivered by Seller, this Agreement will be duly and validly executed and delivered by Seller and will be Seller's legally binding obligation enforceable against Seller in accordance with its terms, except to the extent that: (i) such enforcement may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights and remedies generally; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

     (f) The execution and delivery of this Agreement and the consummation of the issuance of the Debentures and the transactions contemplated hereby do not and will not conflict with or result in the breach by Seller of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which such Seller is a party or by which Seller or any of such Seller's properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over any of Seller's properties or assets;

                                       (3)


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     (g)  There are no preemptive rights, rights of first refusal, repurchase rights or any other right of Seller or any third party as to the Debentures, except as set forth in the Debentures;

     (h) Provided that Purchaser has complied with all of the requirements and conditions under Regulation S, there will be no restrictions in any respect on the resale of the Debentures or the Shares, except as set forth in Paragraph 2(a) hereof; and

     (i) Seller and Purchaser have not engaged nor are Seller or Purchaser aware that any party has engaged and Seller and Purchaser will not engage nor cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Debentures or the Shares.

4.   THE CLOSING.

     (a) Mesirov Gelman Jaffe Cramer & Jamieson, 1735 Market Street, Philadelphia, Pennsylvania, is hereby appointed by the parties to act as escrow agent (the "Escrow Agent") in connection with the closing of the sale of the Debentures to Purchaser. The fees and expenses of the Escrow Agent are to be borne equally by Purchaser, on the one hand, and Seller, on the other hand. Purchaser and the Seller mutually agree to the appointment of Mesirov Gelman Jaffe Cramer & Jamieson as the Escrow Agent.

     (b) On or prior to 12:00 noon, New York City time, on the Closing Date as set forth in the Schedule:

          (i) Purchaser shall remit by wire transfer to the Seller immediately available funds in an amount equal to the aggregate Purchase Price for the Debentures. Such funds shall be wired in accordance with the specific wire instructions set forth in the Schedule; and

          (ii) Seller shall issue a certificate evidencing the Debentures (the "Certificate"), which Certificate shall have a restrictive legend referencing Regulation S and the specific date after which the shares of Seller's Common Stock into which the Certificate is convertible will be unrestricted. The Certificate shall be registered in the name and address of the Purchaser specified in the Schedule, and Seller shall deliver the Certificate to the Escrow Agent.

     (c) Upon receipt of the Certificate by the Escrow Agent from the Seller as provided above, the Escrow Agent shall deliver to the Purchaser, at its address specified in the Schedule, a photocopy of the Certificate. The Escrow Agent shall continue to hold the Certificate in escrow for the duration of the Restricted Period and on the forty-first (41st) day following the Closing Date provided in the Schedule shall deliver the Certificate to such party at such address as is given to Escrow Agent by the Purchaser.

5. EFFECTIVE DATE/CLOSING DATE. This Agreement shall become effective upon, and the Closing Date will occur as promptly as practicable following the approval by Seller's Board of Directors of this Agreement and the transactions contemplated herein.

6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas of the United States without regard to the conflicts of laws rules thereof.

7. PRESUMPTION. In interpreting the terms of this Agreement, no presumption shall arise as a result of the role of any party in the drafting of this Agreement.

8. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that Escrow Agent's willful misconduct was the primary cause of any loss to the Purchaser or Seller. The Escrow Agent may consult with counsel of its own choice

                                     (4)


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and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

9. COUNTERPARTS AND FACSIMILE. This Agreement may be executed on facsimile copies in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. ACCEPTANCE BY ESCROW AGENT. Mesirov Gelman Jaffe Cramer & Jamieson joins in this Agreement for the purpose of accepting the position of Escrow Agent and agrees to follow the instructions to the Escrow Agent set forth in Paragraph 4(c) hereof.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                         "Purchaser"

                         KILLEBA HOLDINGS, LTD.


                         By:_______________________________________



                         "Seller"

                         SA TELECOMMUNICATIONS, INC.
                         a Delaware corporation


                         By:  _______________________________________
                              Jack W. Matz, Jr., Chairman and
                                   Chief Executive Officer



                         "Escrow Agent"

                         MESIROV GELMAN JAFFE CRAMER & JAMIESON


                         By:  _________________________________________

                                      (5)


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                                   SCHEDULE 1
                                     TO THE
                               PURCHASE AGREEMENT

     1.   Principal Amount of Debentures:    $500,000

     2.   Purchase Price for Debentures:     $500,000

     3.   Name and Address of Purchaser:     Killeba Holdings, Ltd.
                                             102 Langemerrenthse St.
                                             Antwerp, Belgium 2018

     4.   Maturity Date:                     March 7, 1997

     5.   Conversion Price:                  Equal to the lower of (i) 75%
                                             of the average closing price
                                             of the Common Stock of the
                                             Seller as traded in the
                                             NASDAQ-STEL for the five days
                                             immediately preceding the date
                                             of Purchaser's notice to
                                             Seller of the exercise of its
                                             right to convert the
                                             Debentures into shares of
                                             Common Stock or (ii) $2.125
                                             per Share.

     6.   Number of certificates:            One

     7.   Denominations:                     $500,000

     8.   Name appearing on Certificates:    Killeba Holdings, Ltd.

     9.   Delivery method for Certificates:  Bonded Courier

     10.  Wire transfer instructions for
          remittance of Aggregate Purchase
          Price by Purchaser to Seller:      ABA# 111 907 455
                                             Account #010-08143 operating
                                             Compass Bank, Dallas, Texas
                                             1-800-239-2265, Ext. 3851
                                             Account name:  SA Holdings, Inc.


     11.  Closing Date:                      March 7, 1997

     12.  Subordinated                       As provided in Exhibit B hereto